EXHIBIT 21-SUBSIDIARIES OF THE REGISTRANT
CAPITOL BANCORP LTD.
DECEMBER 31, 2001

PAGE 1 OF 2                                                 STATE OR OTHER
                                                            JURISDICTION
NAME OF SUBSIDIARY                                          OF INCORPORATION
------------------                                          ----------------

CONSOLIDATED SUBSIDIARIES:

Ann Arbor Commerce Bank                                     Michigan
Brighton Commerce Bank                                      Michigan
Capitol National Bank                                       United States
                                                              (national bank)
Detroit Commerce Bank (93% owned)                           Michigan
Grand Haven Bank                                            Michigan
Kent Commerce Bank                                          Michigan
Macomb Community Bank                                       Michigan
Muskegon Commerce Bank                                      Michigan
Oakland Commerce Bank                                       Michigan
Paragon Bank & Trust                                        Michigan
Portage Commerce Bank                                       Michigan

Indiana Community Bancorp Limited (52% owned):              Indiana
  Elkhart Community Bank
    (51% owned by Indiana Community Bancorp Limited)        Indiana
  Goshen Community Bank
    (51% owned by Indiana Community Bancorp Limited)        Indiana

Sun Community Bancorp Limited (50% owned):                  Arizona
  Bank of Tucson
    (100% owned by Sun Community Bancorp Limited)           Arizona
  Valley First Community Bank
    (100% owned by Sun Community Bancorp Limited)           Arizona
  Camelback Community Bank
    (100% owned by Sun Community Bancorp Limited)           Arizona
  East Valley Community Bank
    (85% owned by Sun Community Bancorp Limited)            Arizona
  Southern Arizona Community Bank
    (100% owned by Sun Community Bancorp Limited)           Arizona
  Mesa Bank
    (100% owned by Sun Community Bancorp Limited)           Arizona
  Arrowhead Community Bank
    (87% owned by Sun Community Bancorp Limited)            Arizona
  Yuma Community Bank
    (51% owned by Sun Community Bancorp Limited)            Arizona

  First California Northern Bancorp
    (51% owned by Sun Community Bancorp Limited)            California

  Nevada Community Bancorp Limited
    (54% owned by Sun Community Bancorp Limited):           Nevada
       Black Mountain Community Bank
         (51% owned by Nevada Community Bancorp Limited) Nevada Desert Community Bank
         (51% owned by Nevada Community Bancorp Limited) Nevada Red Rock Community Bank
         (51% owned by Nevada Community Bancorp Limited)    Nevada

CAPITOL BANCORP LTD.
DECEMBER 31, 2001


PAGE 2 OF 2                                                 STATE OR OTHER
                                                            JURISDICTION
NAME OF SUBSIDIARY                                          OF INCORPORATION
------------------                                          ----------------

CONSOLIDATED SUBSIDIARIES - CONTINUED:

  Sunrise Capital Corporation
    (71% owned by Sun Community Bancorp Limited):           New Mexico
      Sunrise Bank of Arizona
        (100% owned by Sunrise Capital Corporation)         Arizona
      Sunrise Bank of Albuquerque
        (87% owned by Sunrise Capital Corporation)          New Mexico
      Sunrise Bank of San Diego
        (64% owned by Sunrise Capital Corporation)          California

Capitol Trust I                                             Delaware

Capitol Trust II                                            Delaware

Capitol Statutory Trust III                                 Connecticut

UNCONSOLIDATED SUBSIDIARY:

Amera Mortgage Corporation, Inc.                            Michigan
(49% owned equity method investee)

INACTIVE SUBSIDIARIES:

MOI, Inc.                                                   Michigan
(wholly-owned subsidiary of
 Oakland Commerce Bank)

Financial Center Corporation                                Michigan

C.B. Services, Inc.                                         Michigan


The  following  summarizes   regulatory  agencies  of  the  registrant  and  its
subsidiaries:

The Corporation's state-chartered banks located in Michigan are regulated by the Office of Financial and Insurance Services, Department of Consumer & Industry Services of the State of Michigan. Capitol National Bank, as a national bank, is regulated by the Office of the Comptroller of the Currency. Bank subsidiaries located in the states Arizona, Nevada, New Mexico, Indiana and California are state-chartered and are regulated by banking agencies of each of those states. Each of the banking subsidiaries which are not members of the Federal Reserve System, as federally-insured depository institutions, are also regulated by the Federal Deposit Insurance Corporation. Elkhart Community Bank and Goshen Community Bank are members of the Federal Reserve System and, accordingly, are regulated by the Federal Reserve Board. As a bank holding company, Capitol Bancorp Ltd. is regulated by the Federal Reserve Board, which also regulates its nonbanking subsidiaries. Sun Community Bancorp Limited, Nevada Community Bancorp Limited, Sunrise Capital Corporation and Indiana Community Bancorp Limited are also regulated by the Federal Reserve Board. In addition to the bank regulatory agencies, the registrant and its subsidiaries are subject to regulation by other state and federal agencies.